UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_________________

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 31, 2009

Footstar, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-11681 (Commission File Number)	22-3439443 (IRS Employer Identification No.)

933 MacArthur Boulevard Mahwah, New Jersey (Address of Principal Executive Offices)	07430 (Zip Code)

Registrant’s telephone number, including area code:  (201) 934-2000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

On March 31, 2009, the Board of Directors of Footstar, Inc. (the “Company”) approved an amendment to the 2006 Non-Employee Director Stock Plan (the “Plan”), which increased the number of shares available for issuance under Section 3 of the Plan by 55,000 shares of Common Stock (the “Stock”) and which amended Section 7 of the Plan to provide that any shares of Stock issued pursuant to a Director’s election to receive shares of Stock in lieu of cash director fees for the 2009 calendar year shall be restricted shares.  The amendment further provided that any such restricted shares will immediately vest upon shareholder approval of the Amended Plan of Complete Dissolution of Footstar, Inc. and the voluntary liquidation and dissolution in accordance therewith, but a portion of which may be subject to forfeiture by the director if (i) the amount of fees for service as a director is thereafter reduced by the Board of Directors in its sole direction or (ii) the director no longer continues as a director of the Company following such shareholder approval.  If shareholder approval is not obtained and neither forfeiture event occurs prior to the end of 2009, all restricted stock shall fully vest on December 31, 2009.

The foregoing summary of the amendment to the Plan is qualified in its entirety by reference to the complete text of the amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Amendment to the 2006 Non-Employee Director Stock Plan, as of March 31, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Footstar, Inc.

Date: April 6, 2009	By:	/s/ Maureen Richards
		Name:	Maureen Richards
		Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to the 2006 Non-Employee Director Stock Plan, as of March31, 2009